DEVELOPMENT AND LICENSE AGREEMENT

         THIS DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made by and between TYCO HEALTHCARE GROUP LP, a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048 (hereinafter "Kendall") and SAFETY SYRINGE CORPORATION (hereinafter "SSC"), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. ("SHPI") having an office at 585 West 500 South, Bountiful, Utah 84010 is to be effective as of the last date of approval by both the Boards of Directors of SSC and Tyco International Ltd. (hereinafter "Effective Date"). Documents evidencing the dates of approval of this Agreement by the Boards of Directors is attached and incorporated hereto. Kendall and SSC shall from time to time be referred individually as a Party or collectively as the Parties.

                              W I T N E S S E T H:

         WHEREAS, SSC is the owner of certain patent rights and know-how related to its FlexLoc(R) and ReLoc(TM) syringe products, and in particular, to the product claimed in the patents listed on Exhibit 1.2;

         WHEREAS, Specialized Health Products, Inc. ("SHP"), a wholly owned subsidiary of SHPI, has granted certain license rights under the patents to third parties;

         WHEREAS, Kendall wishes to purchase and SSC desires to assign to Kendall all interest to patents and know-how subject to such licenses to third parties and as otherwise described herein;

         WHEREAS, Kendall wishes to fund and desires that the Parties jointly undertake the development of a commercially viable syringe products as described herein; and

         WHEREAS, SSC and Kendall desire that such syringe products be made available to the commercial markets.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

         Where used in this Agreement, the following terms shall have the meanings attributed to them herein:

         1.1 The term "Affiliate" of a Party, shall mean any company or other legal entity, other than the Party, in whatever country organized, controlling, controlled by, or under common control with the Party. The term "control"

                                  Page 1 of 22
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means the  possession,  direct or indirect,  of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise, and the term "entity" includes a corporation or other entity.

         1.2 The term "Patent Rights" shall mean (i) all patent applications filed in any country which claim the benefit of the filing date of any of the patents or applications listed on Exhibit 1.2 including all continuing, divisional, and renewal applications thereof, all patent applications, all patents which may be granted thereon, and all reissues, re-examinations and extensions thereof, and including all patents and patent applications which later issue into patents that are owned, licensed currently or at some future time become controlled by SSC having at least one Valid Claim (defined below) which covers a Licensed Product (also defined below); and (ii) that portion of Technical Information (defined below) which comprises all patents and applications identified in Subparagraph 1.2 (i) containing one or more claims to any invention that is part of the Licensed Products.

         1.3 The term "Licensed Products" shall mean (a) syringe needle, (b) needle/syringe connector, (c) integral needle/syringe (d) product types listed under Included Product Types and Included Product Categories in Exhibits 1.3 hereto ("Included Products"), and (e) any syringe that product would, but for the assignment made herein, infringe any Valid Claim (defined below) of an issued patent included in Patent Rights.

         1.4 The term "Net Sales" shall mean the revenue received by Kendall, a sublicensee or an Affiliate from the sale of Licensed Products to independent third parties less the following amounts: i) reasonable discounts, including cash discounts, or rebates actually allowed or granted, ii) credits or allowances actually granted upon claims or returns regardless of the Party requesting the return, iii) freight charges paid for delivery, and iv) taxes or other governmental charges levied on or measured by the invoice amount whether absorbed by the billing or the billed Party.

         1.5 The term "Technical Information" shall mean inventions, know-how, and trade secrets relating to Licensed Products that are currently or at some future time become owned, licensed or controlled by SSC as well as improvements thereof.

         1.6 The term "Valid Claim" shall mean a claim of an issued patent which has not lapsed or become abandoned and which claim has not been declared invalid or unenforceable by an unappealed or unappealable decision or judgment of a court of competent jurisdiction.

         1.7 The term "Term" of the Agreement shall mean the period of time commencing on the Effective Date and ending on the date of the expiration or termination of the last to expire issued patent included in the Patent Rights.

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

                       ARTICLE 2 - ASSIGNMENT AND LICENSE

         2.1 Concurrently with the payment of the $1,500,000 referenced in Subparagraph 3.1 a), SSC shall execute an assignment using a copy of the forms attached hereto as Exhibit 2.1, irrevocably transferring to Kendall all rights title and interest to the Patent Rights and Technical Information.

         2.2 Kendall acknowledges that the rights granted in Paragraph 2.1 are subject to a pre-existing license agreement between SHP and Johnson & Johnson Medical executed in December 1997, a copy of the publicly available version of such agreement is attached as Exhibit 2.2 (the "JJM Agreement"). In the event that the JJM Agreement terminates, Kendall will be given the right of first refusal to negotiate in good faith an expansion of the rights granted herein to cover the non-syringe products listed in the JJM Agreement.

         2.3 After providing to SSC fifteen (15) days advanced written notice, Kendall has the right to assign Patent Rights and Technical Information back to SSC, canceling any further unaccrued payment obligations owed by Kendall after that date. Such assignment shall not release Kendall from its obligation to pay SSC any amounts that accrued prior to the assignment.

         2.4 Kendall agrees to grant and hereby does grant to SSC, and any SSC Affiliate designated in writing by SSC, an exclusive, royalty free, worldwide license, with the right to sublicense others, to make, have made, use and sell products identified under Excluded Product Categories in Exhibit 1.3 hereto
("Excluded Products"). In the event Kendall decides to develop any product defined herein as Excluded Product, Kendall will notify SSC of its intent and Kendall will be given the right to negotiate in good faith an expansion of the rights granted herein to cover such product, assuming SSC has the rights to grant.

         2.5 In the event there is any dispute on as to whether a particular products falls under the designations listed in Exhibit 1.3 as "Included Product" or "Excluded Product", the Parties agree to attempt to resolve such dispute by negotiations between executives who have authority to settle the matter. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business together with a request that the Parties meet and confer. Within twenty (20) days after delivery of the notice of dispute, executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days after delivery of the notice of dispute, either Party may seek remedies at law.

                               ARTICLE 3 - PAYMENT

         3.1 Kendall shall pay SSC:

         a) one million five hundred thousand dollars ($1,500,000) within ten (10) days of the Effective Date;

         b) one million five hundred thousand dollars ($1,500,000) within thirty days (30) of the earlier occurrence of the date ("Effective Commercial Sale Date") (i) on which Kendall sells commercial quantities (e.g., 8,000,000 product units) of Licensed Product which has been manufactured or (ii) thirty
                  (30) months from the Effective Date;

         c) five hundred thousand dollars ($500,000) of the fee paid pursuant to Paragraph 3.1 b) will be credited toward annual royalty payment owed pursuant to Paragraph 3.1 d);

         d) an annual royalty payment on Net Sales of Licensed Products by Kendall and its Affiliates and licensees, in the amount of ** percent (**%) on Licensed Products.

         3.2 Kendall shall have a minimum annual royalty obligation of five hundred thousand dollars ($500,000) for year 1 ending on the first anniversary of the Effective Commercial Sale Date and one million dollars per year
($1,000,000)  for  the  subsequent  two  years  (hereinafter   "Minimum  Royalty
Period").

         3.3 In any year in which the royalty  that is provided for in Paragraph
3.1 d) does not meet or exceed the amount of the minimum royalties set forth in Paragraph 3.2, Kendall shall, with the payment made for that year, pay an amount as additional royalty sufficient to bring the total royalties payable for such year up to an amount equal to the minimum royalty required hereby. Any payments pursuant to this Paragraph 3.3, shall be made within 60 days of the end of the year in question.


         3.4 No royalty shall be payable on sales of any Licensed Product between Kendall and any Affiliate or licensee, and only one (1) royalty shall be payable hereunder with respect to the sale of any one (1) Licensed Product no matter how many patents or claims may cover the Product.

         3.5 Kendall's obligation to pay royalties in any given country with respect to the sale of Licensed Product shall terminate upon expiration of the last to expire issued patent included in Patent Rights covering such Licensed Product in given country. Unless otherwise mutually agreed in writing, the parties will prosecute the patent applications identified in Exhibit 9.1.

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         3.6 Kendall shall keep accurate books and records of sales of Licensed Products and of all payments due SSC hereunder. Kendall shall contractually obligate all Kendall licensees of Licensed Products to keep accurate books and records of sales of Licensed Products and of all data necessary for the computation of royalties hereunder. Kendall shall deliver to SSC written reports of Net Sales of Licensed Products for the calendar quarter in which the Licensed Product was sold, on or before the sixtieth (60th) day following the end of the calendar quarter. Such reports shall include a calculation of the royalties due and be accompanied by payment of the monies due. For avoidance of doubt the calendar quarters end on March 31, June 30, September 30 and December 31.

         3.7 SSC shall have the right to nominate an independent accountant acceptable to and approved by Kendall who shall have access to Kendall and/or its Affiliates' and/or its sublicensees records during reasonable business hours, upon executing an appropriate confidentiality agreement, for the purpose of verifying the royalty payable as provided for in this Agreement for the two
(2) preceding years, but this right may not be exercised more than once in any year, and the accountant shall disclose to SSC only information relating solely to the accuracy of the royalty report and the royalty payments made in accordance with this Agreement. Kendall shall impose similar contractual obligations on its sublicensees to allow an independent public accountant to inspect the sublicensee's books and records to verify payments under such sublicense.

         3.8 Royalty payments under this Agreement shall be made in United States dollars.

         3.9 Any sum required under United States tax laws, or the tax laws of any other country, to be withheld by Kendall from payments shall be promptly paid by Kendall to the appropriate tax authorities, and Kendall shall furnish SSC with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable SSC to support a claim for income tax credit in respect of any sum so withheld.

                      ARTICLE 4 - RESEARCH AND DEVELOPMENT

         4.1 During the Term of this Agreement, SSC and Kendall shall each use reasonable commercial efforts to develop the Licensed Products consistent with the project funding, product requirement documents, the development schedule and projected product launch dates found in Exhibits 4.1, 4.2, 4.3 and 1.3 or such other specifications as may be mutually approved by the Parties. Kendall shall fund SSC for its development of the Licensed Products relative to FlexLoc(R) and ReLoc(TM) syringes up to a maximum amount of ** ($**) in accordance with the development schedule and key project milestones found in Exhibit 4.1. The Parties agree that the development funding may be amended by

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

the mutual written agreement of the Parties. Kendall agrees to keep SSC apprised of its development and marketing efforts.

         4.2 SSC shall perform and be responsible for the design and development of FlexLoc(R) and ReLoc(TM) products as described in the development schedule in
Exhibit 4.3 through the design input and design output phases of the project. Kendall shall be responsible for design verification, design validation, regulatory submissions and activities and bringing the product to market. SSC, at Kendall's expense, shall assist and cooperate with Kendall through the design verification, design validation, regulatory submission and activities and bringing the products to market. It is recognized that the product funding and project development schedules set forth in Exhibit 4.1 and 4.3 are for ** for each of FlexLoc(R) and ReLoc(TM) syringe needles. This includes preparation of all applications to the United States Food and Drug Administration, whether by application for premarket approval or 510(k) notification, or otherwise.

         4.3 Projected product launch dates for other Included Products are set forth in Exhibit 1.3. In the event an Included Product is not launched within one year of the projected launch date listed in Exhibit 1.3, then such product shall become an Excluded Product unless otherwise agreed in writing by the parties.

         4.4 When ReLoc(TM)is launched, Kendall agrees to provide **.

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         4.5 The Parties shall attempt in good faith to resolve any dispute relating to the development effort by negotiations between executives who have authority to settle the controversy. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business together with a request that the Parties meet and confer. Within twenty (20) days after delivery of the notice of dispute, executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days after delivery of the notice of dispute, either Party may seek remedies at law.

                       ARTICLE 5 - FUNDING OF DEVELOPMENT

         5.1 Funding under the development of the Licensed Products shall be paid for by Kendall within 45 days of the date Kendall has reasonably determined that SSC has met the monthly milestones objectives set forth in Exhibit 4.1 and has been invoiced by SSC or has otherwise been mutually agreed to by the Parties in writing.

         5.2 Changes to the development schedule found in Exhibit 4.3 or the key project milestones and funding schedule found in Exhibit 4.1 shall be proposed in writing by either Party and adopted as an amendment to the respective Exhibits only after receipt of written approval.

                   ARTICLE 6 - RESEARCH REPORTS AND OVERSIGHT

         6.1 The Parties shall each furnish to the other written monthly informal reports on the progress of the development of the Licensed Products.

         6.2 The Parties shall each name a key Research and Development and marketing contact through which day-to-day contact and decision-making may be made and to facilitate communication between the Parties. Each Party will make reasonable effort to timely respond to all questions and requests from the other Party. A key contact person may be changed from time-to-time by notifying the other Party of the change in its key contact person.

                       ARTICLE 7 - PROPRIETARY INFORMATION

         All proprietary information of any Party to this Agreement disclosed to another party in connection with the development of the Licensed Products and identified in writing and marked by the disclosing Party as confidential will be treated by the receiving Party and its employees as confidential throughout the Term of this Agreement and for an additional five (5) years. The above-mentioned obligation of confidentiality shall not apply to information which: (i) at the time of the disclosure was known to the receiving Party as evidenced by written records and was not previously subject to any obligation of confidentiality; or (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure; or (iii) becomes generally available to the public or otherwise part of the public domain after its disclosure other than through an act of omission or commission of the receiving Party in breach of this Agreement; or (iv) becomes known to the receiving Party by disclosure of a third party under no obligation of confidentiality to the disclosing Party; or (v) was independently developed by a Party, its agent or Affiliate without reliance on the disclosed proprietary information.

                 ARTICLE 8 - OWNERSHIP OF TECHNICAL INFORMATION

         8.1 Each Party shall own title to all technical information and inventions created solely by its employees and/or contractors after the Effective Date of this Agreement, except as provided in Paragraphs 1.2, 1.5, 2.1 and 8.2 below.


         8.2 Kendall and SSC will jointly own title to any and all technical information and inventions first conceived jointly or discovered jointly by Kendall's employees and SSC's employees or personnel during the performance of the development of the Licensed Products. SSC agrees to grant to Kendall an exclusive worldwide license on all rights to its jointly conceived inventions relating to Licensed Products on terms to be negotiated in good faith, so long as Kendall maintains ownership of the Patent Rights. Kendall agrees to grant to SSC an exclusive worldwide license on all rights to its jointly conceived inventions relating to Licensed Products on terms to be negotiated in good faith, on inventions relating to Excluded Products.

         8.3 Each Party who retains the services of a consultant to provide technical services in accordance with the development effort should require their consultants to execute agreements protecting the proprietory information of the other Party and assign all rights to intellectual property in accordance with the terms of this Agreement.

                           ARTICLE 9 - PATENT FILINGS

         9.1 Kendall shall prosecute and maintain the Patent Rights unless it elects to assign all rights and title of interest of the Patent Rights back to SSC pursuant to Paragraph 2.3. For those patents and patent applications listed in Exhibits 2.1 and 9.1, which forms the basis of SSC's preexisting license grants, SSC shall reimburse Kendall for one half (1/2) of the patent filings, prosecution and maintenance costs associated therewith. With respect to attorneys fees owing pursuant to this Article 9, SSC shall be liable only for reasonable attorneys fees that are assessed on an hourly rate (not including overhead).

         9.2 Unless otherwise agreed, the parties agree that they will prosecute the patent applications identified in Exhibit 9.1 and SSC shall pay one-half of Kendall's patent filing, prosecution and maintenance costs in such jurisdictions. SSC shall identify those additional jurisdictions outside the United States where it would like Kendall to file, prosecute and maintain patent protection with regard to patents and patent applications that are not listed in
Exhibit 9.1. If Kendall plans to sell Licensed Products in such jurisdictions, then SSC shall pay one-half (1/2) of Kendall's patent filings, prosecution and maintenance costs in those foreign jurisdictions approved by Kendall. Such applications shall be filed and prosecuted utilizing patent counsel selected by Kendall. Should Kendall elect not to file such patent application or applications in jurisdictions other than those identified in Exhibit 9.1, SSC may elect to have Kendall file and prosecute such patent application or applications in Kendall's name wherein SSC will reimburse Kendall for all related costs. Due to SSC experience in prosecuting the patent applications described Exhibit 9.1, SSC agrees, at Kendall's sole election, to provide patent prosecution support, the cost of which shall be paid for in the ratios described above.

         9.3 With respect to all patent applications referred to above, and to the extent the Parties are able to do so, the Parties shall provide each other with reasonable opportunity to advise the other and shall cooperate with each other in the prosecution of all patent applications and claims relating thereto.

                            ARTICLE 10 - INFRINGMENT

         10.1 In the event that there is infringement of the Patent Rights or Technical Information assigned to Kendall, the Parties shall notify each other in writing to that effect. During the ninety (90) day period after such notice, Kendall will have the right, but not the obligation to bring suit against the alleged infringer. Kendall shall bear the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit. Kendall shall have the final decision on all matters relating to litigation and any settlement discussions. SSC will use reasonable efforts to cooperate with Kendall in any such suit and shall have the right to consult with Kendall and be represented by its own counsel at its own expense. All reasonable costs incurred by SSC associated with providing such cooperation to Kendall will be paid by Kendall.

         If, after the expiration of said ninety (90) days from the date of such notice, Kendall has not brought suit against a third party infringer, then SSC shall have the right after such ninety (90) day notice period, but not the obligation, to bring suit against such infringer and join Kendall as a party plaintiff provided that SSC shall bear all expenses of such suit. SSC shall retain all damages or other monies awarded or received in settlement of such suit. Kendall will reasonably attempt to cooperate with SSC in any suit for infringement of the subject patent brought by SSC against a third party and shall have the right to consult with SSC and to participate in and be represented by independent counsel in such litigation at its own expense. All reasonable costs incurred by Kendall associated with providing cooperation to SSC shall be paid by SSC. Where it is necessary for SSC to have standing to file the suit, Kendall shall assign limited concurrent rights to the licensed Patent Rights for the terms of the suit.

         10.2 In the event SSC has decided to bring suit against an infringer, it shall use reasonable commercial efforts to abate such infringement. It is understood that the term best efforts under this Paragraph 10.2 shall include the filing for injunctive relief and all other actions which could bring about an early abatement of the infringing activity. Notwithstanding the foregoing, SSC shall not enter into any settlement agreement, or take any position in litigation which adversely impacts Kendall's rights under this Agreement without written consent by Kendall.

         During the period commencing with Kendall's filing of a complaint for infringement of the licensed Patent Rights or Technical Information (or the Parties' receipt of a filed complaint from a third party) and ending on a court's issuance of a final non-appealable decision or other termination of the proceeding, Kendall's royalty obligation under Paragraph 3.1 d) shall be reduced by fifty percent (50%) and Kendall's obligation to pay a minimum annual royalty under Paragraph 3.2 shall terminate. Notwithstanding the foregoing, Kendall's obligation to pay minimum royalties and any reduction in the royalty obligation shall not be effective until and unless Kendall has determined in its sole discretion and in good faith that it's ability to market and sell Licensed Product is materially affected by the alleged infringement.

         10.3 SSC warrants that it is presently aware of no patent or patent applications owned by a third party which would present any issue of infringement by reason of the manufacture, use or sale of the Licensed Products. In the event Kendall is charged with such infringement by a third party, Kendall shall have the right to defend against such charge of infringement, and during the period in which such litigation is pending, Kendall shall have the right to apply up to fifty percent (50%) of the royalties due SSC on sales of the allegedly infringing Licensed Product against its litigation expenses. If, as a result of judgment in the litigation or settlement with a third party without litigation, Kendall is required to pay royalties or other monies to such third party, Kendall may thereafter deduct from the amount of royalties due SSC on unit sales of the Licensed Product charged to infringe, an amount which is the lesser of all

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sums paid by Kendall to such third party,  or fifty percent (50%) of all royalty payments otherwise payable to SSC on the Net Sales of such Licensed Product.

         10.4 With respect to SSC, nothing in this Agreement shall be construed as:

         (a) A warranty or representation that any patent applications filed or that may be filed disclosing and claiming any aspect of the Included Products will mature into issued patents;

         or

         (b) An obligation to bring, defend or prosecute actions or suits against third parties for infringement of any Patent Rights.

         10.5 In the event of such infringement, Kendall's remedies against SSC shall be limited to those remedies expressly set forth in this Article 10.

                          ARTICLE 11 - INDEMNIFICATION

         11.1 SSC agrees to indemnify Kendall, for all costs associated with any claims, liabilities, suits or judgments arising out of SSC's preexisting license of Patent Rights and Technical Information to the thirds parties identified in Paragraph 2.2.

         11.2 Kendall agrees to indemnify SSC, for all costs associated with any claims, liabilities, suits or judgments arising out of Kendall's use of Patent Rights and Technical Information.

         11.3 Kendall assumes complete liability for and will indemnify and hold SSC and its Affiliates harmless against all liabilities, demands, damages, expenses, or losses, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with any claims of or in connection with any bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of any manufacture, use, sale, or other disposition by Kendall or its sublicensees or its Affiliates of Included Products or processes.

         11.4 The indemnification and assumptions of liability contained in Paragraphs 11.1 and 11.2 shall continue in full force and effect after the termination of this Agreement.

                            ARTICLE 12 - TERMINATION

         12.1 Upon any material breach of or material default under this Agreement by a Party, the other Party may terminate this Agreement by sixty (60) days' written notice to the breaching Party. Said notice shall become effective at the end of such period unless during such period the Party shall cure such breach or default. Upon such termination, Kendall shall transfer to SSC all right, title and interest to the Patent Rights and Technical Information only if Kendall terminates.

         12.2 Failure to terminate this Agreement following breach or failure to comply with this Agreement shall not constitute a waiver of the Party's defenses, rights or causes of action arising from such or any future breach or non-compliance.

         12.3 The provisions hereof relating to the Parties' obligation of confidentiality shall survive the termination of this Agreement by five years.

                               ARTICLE 13 - NOTICE

         Any notices given under this Agreement shall be in writing and shall be deemed delivered and effectively made as of the delivery date if hand-delivered, or it by telecopy or over night airmail, courier the business day the sender has written confirmation such telecopy or overnight package was received, or when sent by First Class mail, postage prepaid, addressed to the Parties as follows (or at such other addresses as the Parties may notify each other in writing four business days following deposit in the mail:

                                 To Kendall

                                      Tyco Healthcare Group LP
                                      Attn: Vice President Intellectual Property
                                      15 Hampshire Street
                                      Mansfield, MA  02048

                                 To SSC

                                      Safety Syringe Corporation
                                      Attn: President
                                      585 West 500 South
                                      Bountiful, Utah 84101

                                      With a copy to:

                                      Eric L. Robinson
                                      Blackburn & Stoll, LC
                                      77 West 200 South, Suite 400
                                      Salt Lake City, Utah 84101

                              ARTICLE 14 - GENERAL

         14.1 No Party to this Agreement shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of such other party. Nothing herein, however, shall limit the Parties' right to disclose material information or to make such disclosures as are required by applicable law.

         14.2 SSC and Kendall each for all purposes related to this Agreement, shall be deemed an independent contractors of the other, and nothing in this Agreement shall be deemed to create a relationship of employment or agency, or to constitute SSC and Kendall as partners or joint ventures.

         14.3 Each Party hereto acknowledges and agrees: (i) that no representation or promise not expressly contained in this Agreement has been made by the other Party hereto or by any of its agents, employees, representatives or attorneys concerning the subject matter of this Agreement;
(ii) that this Agreement is not being entered into on the basis of or in reliance on, any promise or representation, express or implied, covering the subject matter hereof other than those which are set forth expressly in this Agreement; and (iii) that each Party has had the opportunity to be represented by counsel of its own choice in this matter, including during the negotiations which preceded the execution of this Agreement.

         14.4 SSC warrants and represents that is has the full right and power to make the promises and grant the licenses set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement. SSC further warrants and represents that, to the best of its knowledge, the Patent Rights are valid and SSC has followed all material and applicable patent rules, procedures and laws in countries where one or more of the Patent Rights have been filed or have issued.

         Kendall warrants and represents that it has the full right and power to make the promises set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

         14.5 No Party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the Party's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conversation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

         14.6 No Party hereto shall assign this Agreement to any other person without the prior written consent of the other Party, and any purported assignment without such consent shall be void; provided, however, that either party may assign this Agreement to a successor in ownership of all or substantially all of its business assets to which this Agreement pertains whether by sale of assets, merger, consolidation or otherwise. Any other purported assignment shall be void. This Agreement shall be a binding obligation of the heirs, successors and permitted assigns of all the right, title and interest of each party hereto. Notwithstanding the foregoing, the Parties shall have the right to assign the Agreement to an Affiliate of such Party without written consent.

         14.7 In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

         14.8 This Agreement and the Exhibits hereto contain the entire Agreement between the Parties. No amendments or modifications to this Agreement or the attached Exhibits shall be effective unless made in writing and signed by an authorized representative of both parties.

         14.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers or representatives.

SAFETY SYRINGE CORPORATION                 TYCO HEALTHCARE GROUP LP

By   /s/ David A. Robinson                 By  /s/
  ------------------------                     --------------------------------
Its: President                                 Its: President of Kendall Co
Date November 5, 1999                          Date November 10,1999

                                   EXHIBIT 1.2

FlexLoc(R) Technology Patents

                  SHP File #:                                 SHP002.CP9
                  Patent #:                                   5,823,997
                  Issue Date:                                 10/20/98

                  SHP File #:                                 SHP002.C9C
                  Patent Application Serial #:                5,823,997
                  Date of Allowance                           02/03/99

                                   EXHIBIT 1.3

Included Product Types

**

Included Product Categories                          Product Launch Date

**                                                   **

The following trademarks are included in Licensed Products:

Included Trademarks
o        FlexLoc(R)
o        ReLoc(TM)

The following is a exclusive list of products that are specifically excluded from Licensed Products:

Excluded Product Categories

**

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 2.1

                                   ASSIGNMENT

         SAFETY SYRINGE CORPORATION (the Assignor), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. having an office at 585 West 500 South, Bountiful, Utah 84010 currently is assigned the entire right, title and interest to MEDICAL NEEDLE SAFETY APPARATUS AND METHODS, U.S. Patent Number 5,823,997, Issued October 20, 1999, hereinafter called the "invention."

         TYCO HEALTHCARE GROUP LP (the Assignee), a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048, desires to secure the entire right, title and interest in said invention.

         In consideration of $1.00 and other goods and valuable considerations paid to the Assignor by the Assignee, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY ASSIGNED TO THE ASSIGNEE:

         The entire right, title and interest in said invention and in the above-identified United States Patent, and reissues or extension of Letters Patent or Patents granted thereon, and in all corresponding applications filed in countries foreign to the United States, and in all patents issuing thereon in the United States and foreign countries.

         It is hereby authorized and requested that the United States Commissioner of Patents and such Patent Office Officials in foreign countries as are duly authorized by their patent laws to issue patents, to issue any and all patents of said invention to the Assignee as the owner of the entire interest, for the sole use and behoof of the said Assignee, its successors, assigns and legal representatives.

         This assignment and agreement shall be binding upon the heirs and legal representatives of the Assignor.

                                          Signed _________________________(L.S.)

STATE OF _________   )
                        : ss.
COUNTY OF ________   )

         On __________, 19____, before me personally appeared ________________________ known to me to be the person described and who signed the annexed assignment in my presence and acknowledge under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed and for the purposes set forth therein.

(SEAL)                                         ________________________________
                                               Notary Public

                                   ASSIGNMENT

         SAFETY SYRINGE CORPORATION (the Assignor), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. having an office at 585 West 500 South, Bountiful, Utah 84010 currently is assigned the entire right, title and interest to MEDICAL NEEDLE SAFETY APPARATUS AND METHODS, hereinafter called the "invention."

         Preferred embodiments of said invention are disclosed in a United States patent application heretofore executed, now identified as U.S. Patent Application Number 09/118,624, filed July 17, 1998, and which was allowed February 3, 1999 with issue fees having been duly in full paid April 5, 1999.

         TYCO HEALTHCARE GROUP LP (the Assignee), a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048, desire to secure the entire right, title and interest in said invention.

         In consideration of $1.00 and other goods and valuable considerations paid to the Assignor by the Assignee, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY ASSIGNED TO THE ASSIGNEE:

                  The entire right, title and interest in said invention and in the above-identified United States Patent application, and reissues or extension of Letters Patent or Patents granted thereon, and in all corresponding applications filed in countries foreign to the United States, and in all patents issuing thereon in the United States and foreign countries.

         It is hereby authorized and requested that the United States Commissioner of Patents and such Patent Office Officials in foreign countries as are duly authorized by their patent laws to issue patents, to issue any and all patents of said invention to the Assignee as the owner of the entire interest, for the sole use and behoof of the said Assignee, its successors, assigns and legal representatives.

         This assignment and agreement shall be binding upon the heirs and legal representatives of the Assignor.

                                          Signed _________________________(L.S.)

STATE OF _________         )
                           : ss.
COUNTY OF ________         )

         On __________, 19____, before me personally appeared ________________________ known to me to be the person described and who signed the annexed assignment in my presence and acknowledge under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed and for the purposes set forth therein.

(SEAL)                                       ________________________________
                                             Notary Public

                                   EXHIBIT 2.2

                                    (omitted)

                                   EXHIBIT 4.1

               FUNDING SCHEDULE FOR DEVELOPMENT OF FLEXLOC & RELOC

**




---------------
The "**" marks the location of approximately two pages of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 4.2

                        PRODUCT REQUIREMENTS/DESIGN GOALS

**

---------------
The "**" marks the location of approximately two pages of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 4.3

                              DEVELOPMENT SCHEDULE

**


---------------
The "**" marks the location of approximately two pages of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 9.1

**


---------------
The "**" marks the location of approximately one page of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.